Exhibit 99_2

HEALTHIER CHOICES MANAGEMENT CORP. ("HCMC”) UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements give effect to events that are (1) directly attributable to the following acquisition: (2) factually supportable, and with respect to the pro forma condensed combined statements of operations, (3) expected to have a continuing impact on the combined results following the business acquisition. The unaudited pro forma financial information considers the aggregation of financial statement impacts for the following transactions, referred to in this document as "the acquisition transaction".

Healthier Choices Management Corp. ("HCMC”), through its wholly owned subsidiary, Healthy Choice Markets IV, LLC (the "Company”), entered into an Asset Purchase Agreement (the "Purchase Agreement”), effective as of October 12, 2022, with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the "Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the "Stores”). The cash paid under the Purchase Agreement is approximately $5,000,000, with an additional $142,000 cash paid for inventory at closing. In addition, the Company accepts $3,000,000 financing from sellers, and will assume all lease obligations for the Stores. The Purchase Agreement contains customary representations, warranties, and covenants of the Sellers and the Company. The Purchase Agreement also includes restrictive covenants from the Sellers for the benefit of the Company. The transaction closed on October 14, 2022. There is no material relationship between the Company, on the one hand, and Sellers, on the other hand, other than in respect of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such Purchase Agreement.

The business combinations of the Company and of the Sellers and Stores (taken together “Green’s Natural Foods”) were accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, HCMC estimated the fair value of the Green’s Natural Foods assets acquired and liabilities assumed and conformed the accounting policies to its own accounting policies.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021, gives effect only to the acquisition of certain net business assets of Green’s Natural Foods and is included in HCMC’s consolidated Balance Sheet as of that date. The unaudited pro forma condensed combined statements of operations for the year-ended December 31, 2021, give effect to the acquisition of certain net business assets of Green’s Natural Foods.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisitions occurred on the dates indicated. They also do not reflect the realization of any expected cost savings from the acquisition transactions or planned cost savings initiatives following the completion of the transaction and may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

HEALTHIER CHOICES MANAGEMENT CORP.
PROFORMA CONDENSED COMBINED BALANCESHEET DECEMBER 31, 2021
(UNAUDITED)

	December 31, 2021
	HCMC	Green's Natural Foods	Pro-Forma Adjustments	Pro-Forma HCMC
TOTAL CURRENT ASSETS	$28,773,539	$2,700,044	$(919,703)	$30,553,880

TOTAL ASSETS	34,443,487	4,684,120	11,341,770	50,469,377

TOTAL CURRENT LIABILITIES	2,523,994	2,612,815	1,152,912	6,289,721

TOTAL LIABILITIES	5,209,830	2,694,406	8,051,682	15,955,918

Stockholder's Equity	29,233,657	1,989,714	3,290,088	34,513,459
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,443,487	$4,684,120	$11,341,770	$50,469,377

See accompanying notes to the Unaudited Condensed Combined Financial Statements.

HEALTHIER CHOICES MANAGEMENT CORP.
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(UNAUDITED)

	HCMC	Green's Natural Foods	Pro-Forma Adjustments	Pro-Forma HCMC
SALES:
Vapor sales, net	$2,084,813	$-	$-	$2,084,813
Grocery sales, net	11,235,041	35,246,103		46,481,144
Total Sales	13,319,854	35,246,103	-	48,565,957
Cost of sales vapor	839,599	-		839,599
Cost of sales grocery	7,187,701	21,163,894	-	28,351,595
GROSS PROFIT	5,292,554	14,082,209	-	19,374,763

Total operating expenses	10,033,048	13,838,220	788,618	24,659,886
Operating loss	(4,740,494)	243,989	(788,618)	(5,285,123)

OTHER INCOME (EXPENSES):
Gain on debt settlements	767,930	817,927	-	1,585,857
Other income (expenses), net	(26)	418,147	-	418,121
Interest expense, net	(65,281)	(19,425)	-	(84,706)
Gain (loss) on investment	412	-	-	412
Total other income (expense), net	703,035	1,216,649	-	1,919,684

NET INCOME (LOSS)	$(4,037,459)	$1,460,638	$(788,618)	$(3,365,439)

See accompanying notes to the Unaudited Condensed Combined Financial Statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The following is a brief description of the amounts presented in each of the column headings for each of the unaudited pro forma condensed combined balance sheets and statements of operations, which should be read in conjunction with the Healthier Choices Management Corp. historical consolidated financial statements and accompanying notes included in HCMC's Annual Report on Form 10-K for the year ended December 31, 2021.

Healthier Choices Management Corp.

The columns reflect the audited balance sheet of HCMC as of December 31, 2021, and historical audited operating results of HCMC for the year ended December 31, 2021.

Green’s Natural Foods Acquisition

The columns reflect the audited balance sheet of Green’s Natural Foods as of December 31, 2021, and historical audited operating results of Green’s Natural Foods for the pre-acquisition periods January 1, 2021, to December 31, 2021, which were derived from the audited financial statements of Green’s Natural Foods presented in Exhibit 99.1.

Pro Forma Adjustments

This column on the pro forma statements of operations reflects an estimate of the incremental impact for the year ended December 31, 2021.

The pro forma adjustments column on the combined balance sheet as of December 31, 2021, include the estimated fair values of the assets acquired and liabilities assumed from Green’s Natural Foods as of the date of the acquisition. The pro forma adjustments column on the statement of operation includes transaction cost, such as acquisition related legal and professional fees.

2. Acquisition of Green’s Natural Foods

Healthier Choices Management Corp. ("HCMC”), through its wholly owned subsidiary, Healthy Choice Markets IV, LLC (the "Company”), entered into an Asset Purchase Agreement (the "Purchase Agreement”),effective as of October 12, 2022, with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the "Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the "Stores”). The cash purchase price under the Purchase Agreement is approximately $5,000,000, with an additional $142,000 paid for inventory at closing. In addition, the Company accepts $3,000,000 financing from sellers, and will assume all lease obligations for the Stores. The Purchase Agreement contains customary representations, warranties, and covenants of the Sellers and the Company. The Purchase Agreement also includes restrictive covenants from the Sellers for the benefit of the Company. The transaction closed on October 14, 2022. There is no material relationship between the Company, on the one hand, and Sellers, on the other hand, other than in respect of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, and covenants of the Sellers and the Company. The Purchase Agreement also includes restrictive covenants from the Sellers for the benefit of the Company. The transaction closed on October 14, 2022. There is no material relationship between the Company, on the one hand, and Sellers, on the other hand, other than in respect of the Purchase Agreement.

The acquisition of Green’s Natural Foods is a considered significant as defined under Rule 3-05 of Regulation S-X. The audited financial statements of Green’s Natural Foods for the year ended December 31, 2021, are included in this Amended Form 8-K.

The purchase consideration paid to the Seller was allocated to the preliminary fair value of the net tangible assets acquired, with the remainder recorded as goodwill on a preliminary basis. Goodwill recognized from the transaction mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business. The preliminary purchase price allocation was based, in part, on management’s knowledge of Green’s Natural Foods business and the results of a third-party appraisal commissioned by management. The Company also incurred $788,618 of transaction costs in the purchase of Green’s Natural Foods, which are not presented in the accompanying audited condensed combined financial statements as these costs do not have a continuing impact on the Company’s operating results.

Preliminary Purchase Price Allocation Based On Estimated Fair Values Of The Net Assets Acquired
October 14, 2022
Purchase Consideration
Cash Consideration paid	$ 5,142,000
Promissory note for Green's Natural Foods transaction financing	3,000,000
Contingent consideration issued to Green's Natural Foods seller	1,108,000
Total Purchase Consideration	$ 9,250,000

Purchase price allocation
Inventory	$ 1,643,000
Property and equipment	1,375,000
Intangible assets	3,759,000
Right of use asset - Operating lease	6,427,366
Other liabilities	(211,000)
Operating lease liability	(6,427,366)
Goodwill	2,684,000
Net assets acquired	$ 9,250,000

Finite-lived intangible assets
Trade Names/Trademarks	$ 1,133,000
Customer Relationships	1,611,000
Non-Compete Agreement	1,015,000
Total intangible assets	$ 3,759,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the accompanying pro forma balance sheets and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of long-lived assets, (2) changes in the allocation of purchase consideration in excess of fair value to separately identifiable intangible assets and (3) other changes to assets and liabilities.
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